                                                                    EXHIBIT 2.37

                                AMENDMENT NO. 3
                         dated as of December 10, 2004

                                       to

                     AMENDED AND RESTATED CREDIT AGREEMENT
                         dated as of February 21, 2003

                                     among

                     FRESENIUS MEDICAL CARE HOLDINGS, INC.,
                            a New York corporation,
                           FRESENIUS MEDICAL CARE AG,
                             a German corporation,
                                      and
             the other Borrowers and Guarantors identified therein,

                        the Lenders identified therein,

                                      and

                             BANK OF AMERICA, N.A.,
                            as Administrative Agent

                        BANC OF AMERICA SECURITIES LLC,
                          CREDIT SUISSE FIRST BOSTON,
                   acting through its Cayman Islands Branch,
                                      and
                               DEUTSCHE BANK AG,
                 as Joint Lead Arrangers and Joint Book Runners
        for Increase to Revolving Commitments and Tranche A-1 Term Loan

                                AMENDMENT NO. 3

     THIS AMENDMENT NO. 3, dated as of December 10, 2004 (this "Amendment"), relating to the Credit Agreement (as defined below), by and among FRESENIUS MEDICAL CARE AG ("FMCAG"), FRESENIUS MEDICAL CARE HOLDINGS, INC. ("FMCH"), certain subsidiaries and affiliates of FMCAG party to the Credit Agreement (as defined below) and identified on the signature pages hereto, and BANK OF AMERICA, N.A., as Administrative Agent for and on behalf of the Lenders. Capitalized terms used herein but not otherwise defined shall have the meanings provided in the Credit Agreement (as defined below).

                              W I T N E S S E T H

     WHEREAS, a $1.5 billion credit facility was extended to FMCAG, FMCH and the other Borrowers identified therein (collectively, the "Borrowers") pursuant to the terms of that Amended and Restated Credit Agreement dated as of February 21, 2003 (as amended, modified and supplemented, the "Credit Agreement") among the Borrowers, the Guarantors and Lenders identified therein, and the Administrative Agent;

     WHEREAS, pursuant to the Tranche C Term Loan Joinder Agreement dated as of August 22, 2003, the Tranche C Term Loan was made available to the Borrowers and the proceeds of the Tranche C Term Loan (together with other sums) were voluntarily applied by the Borrowers to prepay the Tranche B Term Loan in full;

     WHEREAS, pursuant to the Tranche D Term Loan Joinder Agreement dated as of May 7, 2004, the Tranche D Term Loan was made available to the Borrowers and the proceeds of the Tranche D Term Loan (together with other sums) were voluntarily applied by the Borrowers to prepay the Tranche C Term Loan in full;

     WHEREAS, the Borrowers have requested certain modifications to the Credit Agreement, including a request for an increase in the Aggregate Revolving Committed Amount and to make available to the Borrowers a new Tranche A-1 term loan, the proceeds of which, together with other sums and the proceeds of Revolving Loans drawn on the Third Amendment Closing Date, will be applied as voluntary prepayments on the existing Tranche A Term Loan and Tranche D Term Loan;

     WHEREAS, the requisite Lenders pursuant to Section 11.01 of the Credit Agreement have consented to the requested modifications on the terms and conditions set forth herein and have authorized the Administrative Agent to enter into this Amendment on their behalf;

     NOW, THEREFORE, IN CONSIDERATION of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     SECTION 1 Amendments to the Credit Agreement. The Credit Agreement is hereby amended and modified in the following respects:

          1.1 In Section 1.01 (Definitions) the following definitions are amended in their entirety or added to read as follows:

          "Applicable Percentage" means the following percentages per annum, based on the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to
     Section 7.02(b):

                                                             REVOLVING LOANS (INCLUDING L/C OBLIGATIONS)
                                                                      AND TRANCHE A-1 TERM LOAN
                                     TRANCHE A TERM LOAN    ---------------------------------------------
                                   -----------------------   EUROCURRENCY RATE
PRICING   CONSOLIDATED LEVERAGE    EUROCURRENCY  BASE RATE  LOANS AND LETTER OF   BASE RATE   COMMITMENT
 LEVEL            RATIO             RATE LOANS     LOANS         CREDIT FEE         LOANS         FEE
-------  ------------------------  ------------  ---------  --------------------  ----------  -----------
   I            > 3.5:1.0             2.25%        1.25%           1.25%            0.25%       0.30%
  II     > 3.0:1.0 but # 3.5:1.0      2.00%        1.00%           1.25%            0.25%       0.30%
  III    > 2.5:1.0 but # 3.0:1.0      1.75%        0.75%           1.00%             0%         0.30%
  IV     > 2.0:1.0 but # 2.5:1.0      1.50%        0.50%          0.875%             0%         0.25%
   V     > 1.5:1.0 but # 2.0:1.0      1.25%        0.25%           0.75%             0%         0.20%
  VI            # 1.5:1.0             1.25%        0.25%          0.625%             0%         0.15%

     Any increase or decrease in the Applicable Percentage resulting from a change in the Consolidated Leverage Ratio shall become effective as of the date two Business Days immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance therewith, then Pricing Level I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day immediately following the date such Compliance Certificate is delivered; provided, further, that any decrease in the Applicable Percentage resulting from the Third Amendment shall take effect on the Third Amendment Closing Date.

          "Approved Jurisdiction" means Australia, Canada, France, Germany, Japan, Luxembourg, Switzerland, United Kingdom, Bermuda, any other Participating Member State as of the Closing Date, any jurisdiction of organization of a Domestic Subsidiary and any other jurisdiction approved by the Required Lenders.

          "Consolidated Fixed Charge Coverage Ratio" is deleted in its entirety.

          "Consolidated Net Interest Expense" means, for any period for the Consolidated Group, Consolidated Interest Expense minus interest income, as determined in accordance with GAAP.

          "Consolidated Interest Coverage Ratio" means, as of the end of each fiscal quarter for the period of four consecutive fiscal quarters then ending, the ratio of (i) Consolidated EBITDA to (ii) Consolidated Net Interest Expense.

          "Consolidated Net Income" means, for any period for the Consolidated Group, net income (or loss) determined on a consolidated basis in accordance with GAAP, but excluding for purposes of determining the Consolidated Leverage Ratio and the Consolidated Interest Coverage Ratio, extraordinary gains and losses and gains and losses from discontinued operations, and, in each such case, related tax effects thereon. Except as otherwise expressly provided, the applicable period shall be the four consecutive fiscal quarters ending as of the date of determination.

          "Interest Payment Date" means (a) as to any Base Rate Loan (other than a Swing Line Loan), the last Business Day of each March, June, September and December, the Termination Date and the dates of the final principal amortization installment on the Tranche A Term Loan, the Tranche A-1 Term Loan and the Tranche D Term Loan, as applicable, (b) as to any Swing Line Loan, the last Business Day of each March, June, September and December and the Termination Date, or such other days as may be mutually agreed upon by the Borrowers and the Swing Line Lender, and (c) as to any Eurocurrency Rate Loan or any Absolute Rate Loan, the last Business Day of each Interest Period for such Loan, the date of repayment of principal of such Loan, the Termination Date and the dates of the final principal amortization installment on the Tranche A Term Loan, the Tranche A-1 Term Loan and the Tranche D Term Loan, as applicable, and in addition, where the applicable Interest Period exceeds three months, the date every three months after the beginning of such Interest Period. If an Interest Payment Date falls on a date that is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day.

          "Lender Joinder Agreements" means any Revolving Loan Joinder Agreement, the Incremental Tranche A Term Loan Joinder Agreement, the Tranche A-1 Term Loan Joinder Agreement, the Tranche C Term Loan Joinder Agreement, and the Tranche D Term Loan Joinder Agreement.

          "Material Subsidiary" means (i) for FMCH, any Material Domestic Subsidiary and any Material Foreign Subsidiary of FMCH, and (ii) for FMCAG,
     (A) FMCH, (B) FMCD, (C) Fresenius Medical Care Beteiligungsgesellschaft mbH, (D) FMCF-II, (E) FMC Trust Finance S.a.r.l. Luxembourg, (F) FMC Trust Finance S.a.r.l. Luxembourg-III, (G) National Medical Care of Spain, S.A., and (H) Fresenius Medical Care Japan K.K.

          "Outstanding Amount" means (a) with respect to Revolving Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans and Swing Line Loans, as the case may be, occurring on such date; (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date; (c) with respect to the Tranche A Term Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of the Tranche A Term Loan on such date; (d) with respect to the Tranche A-1 Term Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of the Tranche A-1 Term Loan on such date; and (e) with respect to the Tranche D Term Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of the Tranche D Term Loan on such date.

          "Required Tranche A-1 Term Lenders" means, as of any date of determination, Lenders holding in the aggregate more than 50% of the Tranche A-1 Term Loan; provided that the portion of the Tranche A-1 Term Loan held, or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Tranche A-1 Term Lenders.

          "Revolving Loan Joinder Agreements" means, collectively, the Revolving Loan Joinder Agreement entered into on the Second Amendment Closing Date and any Revolving Loan Joinder Agreement substantially in the form of Exhibit K, including any that are entered into in connection with the increase of the Revolving Commitments pursuant to Section 2.01(j).

          "Term Loan" means the Tranche A Term Loan, the Tranche A-1 Term Loan, the Tranche B Term Loan, the Tranche C Term Loan and the Tranche D Term Loan.

          "Term Loan Commitments" means the Tranche A Term Loan Commitment, the Tranche A-1 Term Loan Commitment, the Tranche B Term Loan Commitment, the Tranche C Term Loan Commitment and the Tranche D Term Loan Commitment.

          "Term Notes" means the Tranche A Term Notes, the Tranche A-1 Term Notes, the Tranche B Term Notes, the Tranche C Term Notes and the Tranche D Term Notes.

          "Termination Date" means February 28, 2010.

          "Third Amendment" means that certain Amendment No. 3 dated as of December 10, 2004, relating to the Credit Agreement, by and among FMCAG, FMCH, certain subsidiaries and affiliates of FMCAG, and the Administrative Agent for and on behalf of the Lenders.

          "Third Amendment Closing Date" means December 10, 2004.

          "Tranche A-1 Term Lenders" means, prior to funding of the Tranche A-1 Term Loan, Lenders with Tranche A-1 Term Loan Commitments, and after funding of the Tranche A-1 Term Loan, Lenders holding a portion of the Tranche A-1 Term Loan, together with their successors and permitted assigns.

          "Tranche A-1 Term Loan" shall have the meaning provided in Section 2.01(f-1).

          "Tranche A-1 Term Loan Commitment" means the commitment of each Tranche A-1 Term Lender to make its portion of the Tranche A-1 Term Loan hereunder as set forth in the Tranche A-1 Term Loan Joinder Agreement.

          "Tranche A-1 Term Loan Commitment Percentage" means, for each Tranche A-1 Term Lender, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is, prior to funding of the Tranche A-1 Term Loan, such Tranche A-1 Term Lender's Tranche A-1 Term Loan Committed Amount, and, after funding of the Tranche A-1 Term Loan, the principal amount of such Tranche A-1 Term Lender's Tranche A-1 Term Loan and the denominator of which is, prior to funding of the Tranche A-1 Term Loan, the aggregate principal amount of the Tranche A-1 Term Loan Committed Amounts, and, after funding of the Tranche A-1 Term Loan, the aggregate principal amount of the Tranche A-1 Term Loan. The initial Tranche A-1 Term Loan Commitment Percentages are shown on Schedule 2.01.

          "Tranche A-1 Term Loan Committed Amount" means, with respect to each Tranche A-1 Term Lender, the amount of such Lender's Tranche A-1 Term Loan Commitment. The initial Tranche A-1 Term Loan Committed Amounts will be as set forth in the Tranche A-1 Term Loan Joinder Agreement.

          "Tranche A-1 Term Loan Joinder Agreement" means the Tranche A-1 Term Loan Joinder Agreement, if any, providing for the establishment of the Tranche A-1 Term Loan, substantially in the form of Exhibit L.

          "Tranche A-1 Term Note" means the promissory notes given to each Tranche A-1 Term Lender to evidence the Tranche A-1 Term Loan, as amended, restated, modified, supplemented, extended, renewed or replaced. A form of Tranche A-1 Term Note is attached as Exhibit C-6.

     1.2  In Section 2.01(a), clause (ii)(A) is amended to read as follows:

          "(A) the aggregate principal amount of Revolving Obligations shall not exceed SEVEN HUNDRED FIFTY MILLION DOLLARS ($750,000,000) (as such amount may be increased or decreased in accordance with the provisions hereof, the "Aggregate Revolving Committed Amount") and"

     1.3 In Section 2.01, a new subsection (f-1) is added immediately following subsection (f) and immediately before subsection (g) to read as follows:

          "(f-1) Tranche A-1 Term Loan Commitment. On the Third Amendment Closing Date, each of the Tranche A-1 Term Lenders severally agrees to make its portion of a term loan (in the amount of its respective Tranche A-1 Term Loan Committed Amount) in a single advance in Dollars to FMCH and FMCAG, as co-borrowers, in an aggregate principal amount of FOUR HUNDRED FIFTY MILLION DOLLARS ($450,000,000) (the "Tranche A-1 Term Loan"). The Tranche A-1 Term Loan may consist of Base Rate Loans, Eurocurrency Rate Loans or a combination thereof, as such Borrower may request. Amounts repaid on the Tranche A-1 Term Loan may not be reborrowed."

     1.4 In Section 2.01(j) (Increase in Revolving Commitments), the lead-in sentence is amended to read as follows:

          "On or after the Third Amendment Closing Date, FMCH and FMCAG may, from time to time, upon written notice to the Administrative Agent, increase the Aggregate Revolving Committed Amount by up to TWO HUNDRED MILLION DOLLARS ($200,000,000) to not more than NINE HUNDRED FIFTY MILLION DOLLARS ($950,000,000); provided that:"

     1.5 In Section 2.02 (Borrowings, Conversions and Continuations of Loans), subsection (e) is amended to read as follows:

          "(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, (i) there shall not be more than twenty Interest Periods in effect with respect to all Committed Revolving Loans hereunder, (ii) there shall not be more than five Interest Periods in effect with respect to the Tranche A Term Loan, (iii) there shall not be more than five Interest Periods in effect with respect to the Tranche A-1 Term Loan, and (iv) there shall not be more than five Interest Periods in effect with respect to the Tranche D Term Loan; provided in each case that, for purposes hereof, Interest Periods with respect to Loans (whether or not of the same Type) with separate or different Interest Periods will be considered as separate Interest Periods, even if such Interest Periods end on the same date."

     1.6 In Section 2.05 (Repayment of Loans), a new subsection (d-1) is added immediately following subsection (d) and immediately before subsection (e) to read as follows:

          (d-1) Tranche A-1 Term Loan. The Borrower shall repay to the Lenders the principal amount of the Tranche A-1 Term Loan in quarterly installments on the dates set forth below, commencing on December 31, 2005, as follows:

                                                              PRINCIPAL
DATE                                                    AMORTIZATION PAYMENT
----                                                    ---------------------
December 31, 2005.....................................         $25,000,000.00
March 31, 2006........................................         $25,000,000.00
June 30, 2006.........................................         $25,000,000.00
September 30, 2006....................................         $25,000,000.00
December 31, 2006.....................................         $25,000,000.00
March 31, 2007........................................         $25,000,000.00
June 30, 2007.........................................         $25,000,000.00
September 30, 2007....................................         $25,000,000.00
December 31, 2007.....................................         $25,000,000.00
March 31, 2008........................................         $25,000,000.00
June 30, 2008.........................................         $25,000,000.00
September 30, 2008....................................         $25,000,000.00
December 31, 2008.....................................         $25,000,000.00
March 31, 2009........................................         $25,000,000.00
June 30, 2009.........................................         $25,000,000.00
September 30, 2009....................................         $25,000,000.00
December 31, 2009.....................................         $25,000,000.00
February 28, 2010.....................................  Outstanding Amount of
                                                        Tranche A-1 Term Loan
                                                        ---------------------
Total.................................................        $450,000,000.00
                                                        =====================

     1.7 Section 2.06(c)(i) (Application of Voluntary Prepayments) is replaced in its entirety to read as follows:

          "(i) Voluntary Prepayments. Voluntary prepayments shall be applied as specified by the Borrowers; provided that (A) any voluntary prepayment on the Term Loans shall be applied first to payment of the Tranche D Term Loan until paid in full, then to payment of the Tranche A Term Loan until paid in full and then to payment of the Tranche A-1 Term Loan, (B) voluntary prepayments on the Tranche A Term

     Loan shall be applied pro rata to remaining principal amortization installments thereunder, (C) voluntary prepayments on the Tranche A-1 Term Loan shall be applied pro rata to remaining principal amortization installments thereunder, and (D) prepayments on the Tranche D Term Loan shall be applied to remaining principal amortization installments in inverse order of maturity. Voluntary prepayments on the Loan Obligations will be paid by the Administrative Agent to the Lenders ratably in accordance with their respective interests therein."

     1.8 In Section 2.06(c)(ii) (Application of Mandatory Prepayments), subsection (B) is amended to read as follows:

          "(B) Mandatory prepayments in respect of Dispositions under subsection
     (b)(ii) above, Debt Transactions under subsection (b)(iii) and Securitization Transactions under subsection (b)(iv) above shall be applied first to the Term Loans until paid in full, and then to the Revolving Obligations. Mandatory prepayments on the Term Loans shall be applied first to payment of the Tranche D Term Loan until paid in full, then to payment of the Tranche A Term Loan until paid in full and then to payment of the Tranche A-1 Term Loan. Prepayments on the Tranche A Term Loan and the Tranche A-1 Term Loan shall be applied pro rata to remaining principal amortization installments thereunder and prepayments on the Tranche D Term Loan shall be applied to remaining principal amortization installments in inverse order of maturity."

     1.9 In Section 2.13 (Evidence of Debt), in subsection (a) the next-to-last sentence is amended to read as follows:

          "The Borrowers shall execute and deliver to the Administrative Agent
     (i) a Revolving Note for each Revolving Lender that so requests, (ii) a Tranche A Term Note for each Tranche A Term Lender that so requests, (iii) a Tranche A-1 Term Note for each Tranche A-1 Term Lender that so requests,
     (iv) a Tranche B Term Note for each Tranche B Term Lender that so requests,
     (v) a Tranche C Term Note for each Tranche C Term Lender that so requests and (vi) a Tranche D Term Note for each Tranche D Term Lender that so requests, which Notes, in addition to such accounts or records, shall evidence such Lender's Loans."

     1.10 In Section 2.14 (Payments Generally), the next-to-last sentence in subsection (a) is amended to add a new clause "(ii-A)" immediately after clause
(ii) and immediately before clause (iii) to read as follows:

          "(ii-A) with respect to such payments on the Tranche A-1 Term Loan, its Tranche A-1 Term Loan Commitment Percentage thereof, and"

     1.11 A new paragraph is added at the end of Section 7.02 (Certificates; Other Information), to read as follows:

          The Borrowers hereby acknowledge that (A) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, the "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (B) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrowers or their securities) (each, a "Public Lender"). The Borrowers hereby further agree that (1) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (2) by marking Borrower Materials "PUBLIC," the Borrowers shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrowers or their securities for purposes of United States federal and state securities laws; (3) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated as "Public Investor"; and (4) the Administrative Agent shall be entitled to treat and shall treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not marked as "Public Investor".

     1.12 In Section 7.13 (Pledge of Capital Stock) the parenthetical reference "(whether currently existing or hereafter formed or acquired)" appearing at the end of subsection (b) just before the proviso is deleted.

     1.13 In Section 8.01 (Indebtedness), clause (i) of the proviso in subsection (j) is amended to read as follows:

          (i) the maturity date for any such debt is not earlier than the final maturity date of the Tranche A-1 Term Loan,

     1.14 Section 8.07 (Prepayment of Other Subordinated Debt) is deleted in its entirety.

     1.15 In Section 8.13 (Financial Covenants), subsections (a) and (b) are amended to read as follows:

          (a) Consolidated Leverage Ratio. As of the end of each fiscal quarter, the Consolidated Leverage Ratio will not exceed:

                                                                 MAXIMUM
                                                               CONSOLIDATED
FISCAL QUARTER ENDING                                         LEVERAGE RATIO
---------------------                                         --------------
Prior to December 30, 2004..................................     3.50:1.0
December 31, 2004 through December 30, 2005.................     3.25:1.0
December 31, 2005 through December 30, 2006.................      3.0:1.0
December 31, 2006 through December 30, 2007.................     2.75:1.0
December 31, 2007 and thereafter............................     2.50:1.0

          (b) Consolidated Interest Coverage Ratio. As of the end of each fiscal quarter, the Consolidated Interest Coverage Ratio will not be less than 4.5:1.0.

     1.16 In Section 11.01 (Amendments), a new subsection "(c-1)" is added immediately following subsection (c) and immediately before subsection (d) to read as follows:

          "(c-1) unless also signed by the Required Tranche A-1 Term Lenders, no such amendment, waiver or consent shall:

             (i) amend or waive any mandatory prepayment on the Tranche A-1 Term Loan Obligations under Section 2.06(b) or the manner of application thereof to the Tranche A-1 Term Loan Obligations under Section 2.06(c), or

             (ii) amend or waive the provisions of this Section 11.01(c-1) or the definition of "Required Tranche A-1 Term Lenders";"

     1.17 In Section 11.16 (Replacement of Lenders) the lead-in clause immediately preceding the phrase "the Borrower may, upon notice to such Lender and the Administrative Agent" shall be amended to read as follows:

          "Under any circumstance set forth herein providing that the Borrowers shall have the right to replace a Lender as a party to this Agreement and also under any circumstance where a Lender shall refuse to consent to a proposed amendment, waiver or consent hereunder that has been approved by the Required Lenders, the Required Revolving Lenders, the Required Tranche A Term Lenders, or the Required Tranche A-1 Term Lenders, as appropriate, (including, without limitation by a failure to respond in writing to a proposed amendment by the date and time specified by the Administrative Agent),"

     1.18 Section 11.21 (Reallocation of Commitments) is replaced in its entirety to read as follows:

          11.21 Reallocation of Commitments. Each Revolving Lender that will hold a greater percentage of the Revolving Commitments on the Third Amendment Closing Date than such Lender held immediately prior to such Third Amendment Closing Date, including any New Lender (as defined in the Revolving Loan Joinder Agreement entered into on or about such Third Amendment Closing Date) (each, a "Purchasing Lenders" and, collectively, the "Purchasing Lenders") shall be deemed to have automatically purchased an assignment and assumption on a pro rata basis from each Revolving Lender that will hold a lesser percentage of the Revolving Commitments on the Third Amendment Closing Date that such Revolving Lender held prior to the effectiveness thereof (including, without limitation, any Lender being replaced pursuant to Section 11.16) (the "Selling Lenders"), effective as of the Third Amendment Closing Date simultaneously with the effectiveness thereof and the voluntary repayment of the Tranche A Loans contemplated thereby, of all of such Selling Lender's rights and obligations (including, to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of such Selling Lender against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, the documents delivered pursuant thereto and the transactions governed thereby or in any way based on or related to any of the foregoing, whether at law or in equity) under the Credit Agreement and the other Credit Documents to the extent related to such Selling Lender's Assigned Interest (as defined below) such that, after giving effect to such assignment and assumptions, each Lender's Commitments shall be as set forth on Schedule 2.01 or in the case of Lenders being replaced under Section 11.16, shall be terminated as of the Third Amendment Closing Date. Each such assignment and assumption shall be at par and without recourse, representation or warranty, provided that each Selling Lender shall be deemed to represent and warrant to each Purchasing Lender that it is the legal and beneficial owner of its Assigned Interest and that the rights and obligations assigned by such Selling Lender are free and clear of any lien, encumbrance or other adverse claim created by such Selling Lender. For purposes of this provision, "Assigned Interest" means with respect to any Selling Lender, the remainder of (a) the amount and percentage interest of such Selling Lender under the Credit Agreement as in effect immediately prior to the effectiveness of the Third Amendment less (b) the amount and percentage interest of the rights and obligations of such Selling Lender immediately following the effectiveness of the Third Amendment.

     1.19 The portion of Schedule 2.01 (Commitments and Commitment Percentages) relating to the Revolving Commitments and the Tranche A-1 Term Loan will be amended as of the Third Amendment Date, to set forth the Revolving Committed Amounts and the Tranche A-1 Term Loan Committed Amounts, and the Revolving Commitment Percentages and the Tranche A-1 Term Loan Commitment Percentages, respectively, in effect immediately after the effectiveness hereof.

     1.20 Exhibit A-1 (Form of Loan Notice) is replaced in its entirety with Exhibit A-1 attached hereto.

     1.21 A new Exhibit C-6 (Form of Tranche A-1 Term Note) is added in the form of Exhibit C-6 attached hereto.

     1.22 Exhibit K (Form of Revolving Loan Joinder Agreement) is replaced in its entirety with Exhibit K attached hereto.

     SECTION 2  Consent.

     2.1 Consent is hereby given to waive the voluntary prepayment notice provisions of Section 2.06(a)(i) with respect to the voluntary prepayment in full by the Borrowers to be made to the Tranche A Term Loan and the Tranche D Term Loan on the Third Amendment Closing Date.

     SECTION 3 Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Administrative Agent of the following, each in form and substance satisfactory to the Administrative Agent:

          (a) copies of this Amendment executed by each of the Borrowers and the Guarantors;

          (b) the consent of the Required Lenders;

          (c) the consent of the Revolving Lenders;

          (d) the consent of the Required Tranche A Term Lenders;

          (e) the consent of the Tranche A-1 Term Lenders;

          (f) to the extent reasonably necessary in the judgment of the Administrative Agent, amendments to each foreign Pledge Agreement and the Parallel Debt Agreement and/or delivery of any substantially similar agreement that creates an obligation of the Credit Parties (as debt acknowledgment or abstraktes Schuldanerkenntnis), in each case in a manner satisfactory to the Administrative Agent;

          (g) opinions of counsel to the Borrowers and the Guarantors; and

          (h) payment of the reasonable fees and expenses of counsel to the Administrative Agent (including Moore & Van Allen, PLLC and foreign counsel) relating to the Credit Agreement and this Amendment;

provided that the effectiveness of the amendments to Sections 11.16 and 11.21 of the Credit Agreement contemplated by Section 1.17 and Section 1.18 hereby shall become effective upon the satisfaction of the conditions set forth in (a) and
(b).

     SECTION 4  Miscellaneous.

     4.1 Except as modified hereby, all of the terms and provisions of the Credit Agreement (including Schedules and Exhibits) remain in full force and effect.

     4.2 The Credit Parties hereby affirm (a) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects as of the date hereof (except those which expressly relate to an earlier period) and (b) no Default or Event of Default exists as of the date hereof.

     4.3 The Credit Parties hereby affirm the liens and security interests created and granted in the Credit Documents and agree that this Amendment is not intended to adversely affect or impair such liens and security interests in any manner.

     4.4 Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms such Guarantor's obligations under the Credit Documents and (c) agrees that this Amendment does not operate to reduce or discharge such Guarantor's obligations under the Credit Documents.

     4.5 FMCAG agrees to pay all reasonable fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC and of foreign counsel to the Administrative Agent.

     4.6 This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery by any party hereto of an executed counterpart of this Amendment by facsimile shall be effective as such party's original executed counterpart and shall constitute a representation that such party's original executed counterpart will be delivered promptly.

     4.7 THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS AND GUARANTORS:                      FRESENIUS MEDICAL CARE AG, a German
                                               corporation, as a Borrower and as a Guarantor

                                          By:      /s/ Lawrence A. Rosen
                                            ------------------------------------
                                            Name:     Lawrence A. Rosen
                                              Title:   Chief Financial Officer/
                                                Member of the Management Board

                                          By:       /s/ Dr. Rainer Runte
                                            ------------------------------------
                                            Name:     Dr. Rainer Runte
                                            Title:   Member of the Management
                                                     Board

                                          FRESENIUS MEDICAL CARE HOLDINGS, INC.,
                                          a New York corporation, as a Borrower
                                          and as a Guarantor

                                          By:         /s/ Mark Fawcett
                                            ------------------------------------
                                            Name:     Mark Fawcett
                                            Title:   Assistant Treasurer

                                          FMC FINANCE II S.a.r.l., a private
                                          limited company (societe a
                                          responsabilite limitee) organized
                                          under the laws of Luxembourg, as a
                                          Borrower and as a Guarantor

                                          By:         /s/ Gabriele Dux
                                            ------------------------------------
                                            Name:     Gabriele Dux
                                            Title:   Managing Director

                                          By:        /s/ Andrea Stopper
                                            ------------------------------------
                                            Name:     Andrea Stopper
                                            Title:   Managing Director

GUARANTORS:                                    NATIONAL MEDICAL CARE, INC., a Delaware
                                               corporation

                                          By:         /s/ Mark Fawcett
                                            ------------------------------------
                                            Name:     Mark Fawcett
                                            Title:   Treasurer

                                          FRESENIUS MEDICAL CARE DEUTSCHLAND
                                          GmbH, a German corporation

                                          By:        /s/ Emanuele Gatti
                                            ------------------------------------
                                            Name:     Dr. Emanuele Gatti
                                            Title:   Managing Director

                                          By:        /s/ Norbert Weber
                                            ------------------------------------
                                            Name:     Norbert Weber
                                            Title:   Managing Director

                                          FMC TRUST FINANCE S.a.r.l. LUXEMBOURG,
                                          a private limited company (societe a
                                          responsabilite limitee) organized
                                          under the laws of Luxembourg

                                          By:        /s/ Andrea Stopper
                                            ------------------------------------
                                            Name:     Andrea Stopper
                                            Title:   Managing Director

                                          FMC TRUST FINANCE S.a.r.l.
                                          LUXEMBOURG-III, a private limited
                                          company (societe a responsabilite
                                          limitee) organized under the laws of
                                          Luxembourg

                                          By:         /s/ Gabriele Dux
                                            ------------------------------------
                                            Name:     Gabriele Dux
                                            Title:   Managing Director

GUARANTORS:                                    BIO-MEDICAL APPLICATIONS MANAGEMENT COMPANY,
                                               INC., a Delaware corporation,
                                               BIO-MEDICAL APPLICATIONS OF ARIZONA, INC., a
                                               Delaware corporation,
                                               BIO-MEDICAL APPLICATIONS OF CALIFORNIA, INC.,
                                               a Delaware corporation,
                                               BIO-MEDICAL APPLICATIONS OF LOUISIANA, LLC, a
                                               Delaware limited liability company,
                                               BIO-MEDICAL APPLICATIONS OF MAINE, INC., a
                                               Delaware corporation,
                                               BIO-MEDICAL APPLICATIONS OF
                                               NEW MEXICO, INC., a Delaware corporation,
                                               FMS NEW YORK, INC., a Delaware corporation
                                               formerly known as Bio-Medical Applications of
                                               New York, Inc.
                                               BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA,
                                               INC., a Delaware corporation,
                                               BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA,
                                               INC., a Delaware corporation,
                                               BIO-MEDICAL APPLICATIONS OF SOUTH CAROLINA,
                                               INC., a Delaware corporation,
                                               BIO-MEDICAL APPLICATIONS OF TEXAS, INC., a
                                               Delaware corporation,
                                               EVEREST HEALTHCARE HOLDINGS, INC., a Delaware
                                               corporation,
                                               FRESENIUS USA MANUFACTURING, INC., a Delaware
                                               corporation,
                                               FRESENIUS USA MARKETING, INC., a Delaware
                                               corporation,
                                               FRESENIUS USA, INC., a Massachusetts
                                               corporation,
                                               SPECTRA LABORATORIES, INC., a Nevada
                                               corporation

                                          By:         /s/ Mark Fawcett
                                            ------------------------------------
                                            Name:     Mark Fawcett
                                              Title:   Treasurer
                                                 for each of the foregoing

GUARANTORS:                                    NMC A, LLC, a Delaware limited liability
                                               company

                                          By:         /s/ Mark Fawcett
                                            ------------------------------------
                                            Name:     Mark Fawcett
                                            Title:   Treasurer

                                          FRESENIUS MEDICAL CARE US
                                          BETEILIGUNGSGESELLSCHAFT mbH, a German
                                          limited liability company

                                          By:      /s/ Lawrence A. Rosen
                                            ------------------------------------
                                            Name:     Lawrence A. Rosen
                                            Title:   Managing Director

                                          By:         /s/ Josef Dinger
                                            ------------------------------------
                                            Name:     Josef Dinger
                                            Title:   Managing Director

                                          FRESENIUS MEDICAL CARE
                                          BETEILIGUNGSGESELLSCHAFT mbH, a German
                                          limited liability company

                                          By:      /s/ Lawrence A. Rosen
                                            ------------------------------------
                                            Name:     Lawrence A. Rosen
                                            Title:   Managing Director

                                          By:       /s/ Dr. Rainer Runte
                                            ------------------------------------
                                            Name:     Dr. Rainer Runte
                                            Title:   Managing Director

GUARANTORS:                                    FRESENIUS MEDICAL CARE US ZWEI
                                               BETEILIGUNGSGESELLSCHAFT mbH, a German limited
                                               liability company, formerly known as Gabriele
                                               41 Vermogensverwaltung GmbH

                                          By:      /s/ Lawrence A. Rosen
                                            ------------------------------------
                                            Name:     Lawrence A. Rosen
                                            Title:   Managing Director

                                          By:         /s/ Josef Dinger
                                            ------------------------------------
                                            Name:     Josef Dinger
                                            Title:   Managing Director

                                          FRESENIUS MEDICAL CARE US DREI
                                          BETEILIGUNGSGESELLSCHAFT mbH, a German
                                          limited liability company

                                          By:      /s/ Lawrence A. Rosen
                                            ------------------------------------
                                            Name:     Lawrence A. Rosen
                                            Title:   Managing Director

                                          By:         /s/ Josef Dinger
                                            ------------------------------------
                                            Name:     Josef Dinger
                                            Title:   Managing Director

ADMINISTRATIVE AGENT:                          BANK OF AMERICA, N.A., as Administrative Agent
                                               for and on behalf of the Lenders

                                          By:       /s/ Cassandra McCain
                                            ------------------------------------
                                            Name:     Cassandra McCain
                                            Title:   Officer

                                 Schedule 2.01
                            Schedule of Commitments
                     as of the Third Amendment Closing Date

                                                                                                          TRANCHE A
                                                                       REVOLVING                          TERM LOAN
                                                      REVOLVING        COMMITMENT       TRANCHE A-1      COMMITMENT
LENDER                                               COMMITMENT        PERCENTAGE        TERM LOAN       PERCENTAGE
------                                             ---------------   --------------   ---------------   -------------
BANK OF AMERICA..................................  $ 28,125,000.00     3.7500000000%  $    16,875,000      3.75000000%
CREDIT SUISSE FIRST BOSTON.......................    28,125,000.00     3.7500000000%       16,875,000      3.75000000%
DEUTSCHE BANK LUXEMBOURG SA......................    28,125,000.00     3.7500000000%       16,875,000      3.75000000%
BANK OF NOVA SCOTIA..............................    26,250,000.00     3.5000000000%       15,750,000      3.50000000%
JPMORGAN CHASE BANK..............................    26,250,000.00     3.5000000000%       15,750,000      3.50000000%
ABN-AMRO BANK N.V. NIEDERLASSUNG DEUTSCHLAND.....    25,625,000.00     3.4166666667%       15,375,000      3.41666667%
COMMERZBANK AKTIENGESELLSCHAFT...................    25,625,000.00     3.4166666667%       15,375,000      3.41666667%
DRESDNER BANK AKTIENGESELLSCHAFT.................    25,625,000.00     3.4166666667%       15,375,000      3.41666667%
DZ BANK AG.......................................    25,625,000.00     3.4166666667%       15,375,000      3.41666667%
KREDITANSTALT FUR WIEDERAUFBAU...................    25,625,000.00     3.4166666667%       15,375,000      3.41666667%
MIZUHO CORPORATE BANK GERMANY....................    25,625,000.00     3.4166666667%       15,375,000      3.41666667%
SOCIETE GENERALE.................................    25,625,000.00     3.4166666667%       15,375,000      3.41666667%
LANDESBANK HESSEN-THUERINGEN.....................   25,625,000.000     3.4166666667%       15,375,000      3.41666667%
BANK AUSTRIA CREDITANSTALT.......................    12,187,500.00     1.6250000000%        7,312,500      1.62500000%
BAYERISCHE HYPO- UND VEREINSBANK AG New York
  Branch.........................................    12,187,500.00     1.6250000000%        7,312,500      1.62500000%
BNP PARIBAS......................................    24,375,000.00     3.2500000000%       14,625,000      3.25000000%
SUNTRUST BANK....................................    24,375,000.00     3.2500000000%       14,625,000      3.25000000%
WACHOVIA BANK NATIONAL ASSOCIATION...............    24,375,000.00     3.2500000000%       14,625,000      3.25000000%
WEST LB AG, New York Branch......................    24,375,000.00     3.2500000000%       14,625,000      3.25000000%
BARCLAYS BANK PLC................................    22,500,000.00     3.0000000000%       13,500,000      3.00000000%
BAYERISCHE LANDESBANK............................    22,500,000.00     3.0000000000%       13,500,000      3.00000000%
UFJ BANK, LTD. ..................................    22,500,000.00     3.0000000000%       13,500,000      3.00000000%
SUMITOMO MITSUI BANKING CORPORATION, DUESSELDORF
  BRANCH.........................................    22,500,000.00     3.0000000000%       13,500,000      3.00000000%
BANCO BILBAO VIZCAYA ARGENTARIA S.A. ............    19,375,000.00     2.5833333333%       11,625,000      2.58333333%
BANK OF NEW YORK.................................    19,375,000.00     2.5833333333%       11,625,000      2.58333333%
BANK OF TOKYO-MITSUBISHI TRUST CO................    19,375,000.00     2.5833333333%       11,625,000      2.58333333%
ING BHF BANK AKTIENGESELLSCHAFT..................    19,375,000.00     2.5833333333%       11,625,000      2.58333333%
RAIFFEISEN ZENTRALBANK OSTERREICH................   13,839,285.714     1.8452380952%     8,303,571.43      1.84523810%
RZB FINANCE LLC..................................    5,535,714.286     0.7380952381%     3,321,428.57      0.73809524%
ALLIED IRISH BANK PLC............................    15,000,000.00     2.0000000000%        9,000,000      2.00000000%
THE GOVERNOR AND CO OF THE BANK OF IRELAND.......    15,000,000.00     2.0000000000%        9,000,000      2.00000000%
KEYBANK NA.......................................    15,000,000.00     2.0000000000%        9,000,000      2.00000000%
LANDESBANK SACHSEN GIROZENTRALE..................    15,000,000.00     2.0000000000%        9,000,000      2.00000000%
NATEXIS BANQUES POPULAIRES.......................    15,000,000.00     2.0000000000%        9,000,000      2.00000000%
NATIONAL CITY BANK OF KENTUCKY...................    15,000,000.00     2.0000000000%        9,000,000      2.00000000%
DEUTSCHE APOTHEKER UND ARZTEBANK EG..............     9,375,000.00     1.2500000000%        5,625,000      1.25000000%
                                                   ---------------   --------------   ---------------   -------------
                                                   $750,000,000.00   100.0000000000%  $450,000,000.00   100.000000000%
                                                   ===============   ==============   ===============   =============

                                 Schedule 11.02
                      to Revolving Loan Joinder Agreement

                     NEW REVOLVING LENDER NOTICE ADDRESSES

                                  Exhibit A-1

                             [FORM OF] LOAN NOTICE

Date:           ,

To:     Bank of America, N.A., as Administrative Agent

Re:     Amended and Restated Credit Agreement dated as of February
        21, 2003 (as further amended, restated, extended, supplemented or otherwise modified, the "Credit Agreement") among FRESENIUS MEDICAL CARE AG, FRESENIUS MEDICAL CARE
        HOLDINGS, INC. and FMC FINANCE II S.a.r.l., as Borrowers, the Guarantors party thereto, the Lenders party thereto, and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned hereby requests (select one):

        [ ]  A Borrowing             [ ]  A conversion               [ ]  A continuation of Eurocurrency
                                                                       Rate Loans

of (select one):


        [ ]  Revolving Loans



        [ ]  Tranche A-1 Term Loan



        1.  Date of Borrowing:
        -------------------------------------------------------------------------------------------------
            (a Business Day)



        2.  Currency:
        -------------------------------------------------------------------------------------------------



        3.  Amount:
        -------------------------------------------------------------------------------------------------



        4.  Type:
        -------------------------------------------------------------------------------------------------



        5.  Requested Interest Period (for Eurocurrency Rate Loans):
        -------------------------------------------------------------------------------------------------

            With respect to any Borrowing, conversion or continuation requested herein, the undersigned Borrower hereby represents and warrants that (a) such request complies with the requirements of Sections 2.01 and 2.02 of the Credit Agreement, (b) the representations and warranties contained in
       Article VI of the Credit Agreement or in any other Credit Document, or that are contained in any document furnished at any time under or in connection therewith, shall be true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes hereof, the representations and warranties contained in subsections (a) and (b) of
       Section 6.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 thereof, and (c) no Default or Event of Default shall exist, or would result from such proposed Credit Extension.

                                          Borrower:
                                               ---------------------------------

                                          By:
                                            ------------------------------------
                                            Name:
                                              Title:

                                                              Exhibit C-6

                                                               [FORM OF]
                                                      TRANCHE A-1 TERM NOTE
                                                 [Date]

     FOR VALUE RECEIVED, each of the undersigned (the "Borrowers") hereby jointly and severally promise to pay to [LENDER] or its registered assigns (the "Lender"), in accordance with the provisions of that certain Amended and Restated Credit Agreement dated as of February 21, 2003 (as further amended, restated, extended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrowers, the Guarantors, the Lenders, and Bank of America, N.A., as Administrative Agent, the principal amount of the Tranche A-1 Term Loan made by the Lender to the Borrowers thereunder. Capitalized terms used herein and not otherwise defined have the meanings provided in the Credit Agreement.

     Each of the Borrowers jointly and severally promises to pay interest on the unpaid principal amount of the Tranche A-1 Term Loan made by the Lender from the date of such Tranche A-1 Term Loan until such principal amount is paid in full, at the interest rates and at the times provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

     This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. The Tranche A-1 Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Tranche A-1 Term Loan and payments with respect thereto, and, absent manifest error, such schedules, accounts or records shall be conclusive to the extent set forth in the Credit Agreement.

     Each Borrower, for itself and its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                          FRESENIUS MEDICAL CARE AG, a German
                                          corporation

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          FRESENIUS MEDICAL CARE HOLDINGS, INC.,
                                          a New York corporation

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                   Exhibit K

                        REVOLVING LOAN JOINDER AGREEMENT

     THIS REVOLVING LOAN JOINDER AGREEMENT (this "Agreement") dated as of to the Credit Agreement referenced below is by and among each of the Persons identified as a "Revolving Lender" on the signature pages hereto (the "New Revolving Lenders"), FRESENIUS MEDICAL CARE HOLDINGS, INC., a New York corporation ("FMCH"), and FRESENIUS MEDICAL CARE AG, a German corporation ("FMCAG"), the other Borrowers identified in the Credit Agreement (together with FMCH and FMCAG, the "Borrowers"), certain Subsidiaries and Affiliates of FMCAG, as Guarantors, and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the "Administrative Agent") for the Lenders. All of the defined terms of the Credit Agreement (as defined below) are incorporated herein by reference.

                              W I T N E S S E T H

     WHEREAS, there exists an Amended and Restated Credit Agreement dated as of February 21, 2003 (as amended and modified from time to time, the "Credit Agreement") among Fresenius Medical Care AG, a German corporation ("FMCAG"), Fresenius Medical Care Holdings, Inc., a New York corporation ("FMCH"), certain Subsidiaries and Affiliates of FMCAG identified therein, as borrowers and guarantors, the lenders identified therein and Bank of America, N.A., as Administrative Agent (the "Credit Agreement");

     WHEREAS, pursuant to Section 2.01(j) of the Credit Agreement, the Borrowers have requested that each of the New Revolving Lenders provide an additional Revolving Commitment under the Credit Agreement; and

     WHEREAS, each New Revolving Lender has agreed to provide an additional Revolving Commitment on the terms and conditions set forth herein and to become a "Revolving Lender" under the Credit Agreement in connection therewith;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Each New Revolving Lender severally agrees to provide an additional Revolving Commitment to the Borrowers from the date hereof through the end of the Commitment Period in the amount of its Revolving Committed Amount; provided that, after giving effect to this Agreement, (i) with regard to the Revolving Lenders (including the New Revolving Lenders) collectively, the Aggregate Revolving Committed Amount shall not exceed [SEVEN HUNDRED FIFTY MILLION DOLLARS ($750,000,000)] [NINE HUNDRED FIFTY MILLION DOLLARS ($950,000,000)]. The existing Schedule 2.01 to the Credit Agreement shall be deemed to be amended and replaced with Schedule 2.01 attached hereto, which has been revised to reflect the modified commitments and commitment percentages of the Revolving Lenders (including the New Revolving Lenders) pursuant to Section 2.01(j) of the Credit Agreement.

          2. Each New Revolving Lender shall be deemed to have purchased, without recourse, a risk participation from the L/C Issuers in all Letters of Credit issued or existing under the Credit Agreement and the obligations arising thereunder in an amount equal to its Revolving Commitment Percentage of the obligations under such Letters of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the L/C Issuers and discharge when due, its Revolving Commitment Percentage of the obligations arising under such Letters of Credit.

          3. Each New Revolving Lender (a) represents and warrants that it is an existing Revolving Lender under the Credit Agreement or a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) that makes or acquires loans in the ordinary course of business and that it will make or acquire Loans for its own account in the ordinary course of business; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 7.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (e) agrees that, as of the date hereof, such New Revolving Lender shall (i) be a party to the Credit Agreement and the other Credit Documents, (ii) be a "Revolving Lender" for all purposes of the Credit Agreement and the other Credit Documents, (iii) perform all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a "Lender" and a "Revolving Lender" under the Credit Agreement, (iv) shall have the rights and obligations of a Lender and a Revolving Lender under the Credit Agreement and the other Credit Documents,
     (v) agrees to be bound by the Parallel Debt Agreement, as amended or modified from time to time, or any substantially similar agreement that creates an obligation of the Credit Parties (as debt acknowledgement or abstraktes Schuldanerkenntnis) in favor of the Collateral Agent under German Law (under which a parallel debt structure has been created with a view to certain Pledge Agreements) and (vi) ratifies and approves all acts previously taken by the Collateral Agent on such New Revolving Lender's behalf (including the Collateral Agent acting as a proxy without power of attorney (Vertreter ohne Vertretungsmacht) in connection with any Pledge Agreement governed by German Law).

          4. Each of the Borrowers and the Guarantors agrees that, as of the date hereof, each of the New Revolving Lenders shall (i) be a party to the Credit Agreement and the other Credit Documents, (ii) be a "Lender" and a "Revolving Lender" for all purposes of the Credit Agreement and the other Credit Documents, and (iii) have the rights and obligations of a Lender and a Revolving Lender under the Credit Agreement and the other Credit Documents.

          5. The address of each New Revolving Lender for purposes of all notices and other communications shall be as provided on Schedule 11.02 attached hereto, and Schedule 11.02 to the Credit Agreement is deemed amended to include the information on Schedule 11.02 attached hereto.

          6. This Agreement may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one contract. Delivery of an executed counterpart of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          7. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

BORROWERS AND GUARANTORS:                      FRESENIUS MEDICAL CARE AG, a German
                                               corporation, as a Borrower and as a Guarantor

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          FRESENIUS MEDICAL CARE HOLDINGS, INC.,
                                          a New York corporation, as a Borrower
                                          and as a Guarantor

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          FMC FINANCE II S.a.r.l., a private
                                          limited company (societe a
                                          responsabilite limitee) organized
                                          under the laws of Luxembourg, as a
                                          Borrower and as a Guarantor

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

GUARANTORS:                                    NATIONAL MEDICAL CARE, INC., a Delaware
                                               corporation

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          FRESENIUS MEDICAL CARE DEUTSCHLAND
                                          GmbH, a German corporation

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          FMC TRUST FINANCE S.a.r.l. LUXEMBOURG,
                                          a private limited company (societe a
                                          responsabilite limitee) organized
                                          under the laws of Luxembourg

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          FMC TRUST FINANCE S.a.r.l.
                                          LUXEMBOURG-III, a private limited
                                          company (societe a responsabilite
                                          limitee) organized under the laws of
                                          Luxembourg

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

GUARANTORS:                                    BIO-MEDICAL APPLICATIONS MANAGEMENT COMPANY,
                                               INC., a Delaware corporation,
                                               BIO-MEDICAL APPLICATIONS OF ARIZONA, INC., a
                                               Delaware corporation,
                                               BIO-MEDICAL APPLICATIONS OF CALIFORNIA, INC.,
                                               a Delaware corporation,
                                               BIO-MEDICAL APPLICATIONS OF LOUISIANA, LLC, a
                                               Delaware limited liability company,
                                               BIO-MEDICAL APPLICATIONS OF MAINE, INC., a
                                               Delaware corporation,
                                               BIO-MEDICAL APPLICATIONS OF NEW MEXICO, INC.,
                                               a Delaware corporation,
                                               FMS NEW YORK, INC., a Delaware corporation
                                               formerly known as Bio-Medical Applications of
                                               New York, Inc.
                                               BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA,
                                               INC., a Delaware corporation,
                                               BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA,
                                               INC., a Delaware corporation,
                                               BIO-MEDICAL APPLICATIONS OF SOUTH CAROLINA,
                                               INC., a Delaware corporation,
                                               BIO-MEDICAL APPLICATIONS OF TEXAS, INC., a
                                               Delaware corporation,
                                               EVEREST HEALTHCARE HOLDINGS, INC., a Delaware
                                               corporation,
                                               FRESENIUS USA MANUFACTURING, INC., a Delaware
                                               corporation,
                                               FRESENIUS USA MARKETING, INC., a Delaware
                                               corporation,
                                               FRESENIUS USA, INC., a Massachusetts
                                               corporation,
                                               SPECTRA LABORATORIES, INC., a Nevada
                                               corporation

                                          By:
                                            ------------------------------------
                                            Name:
                                              Title:
                                                 for each of the foregoing

GUARANTORS:                                    NMC A, LLC, a Delaware limited liability
                                               company

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          FRESENIUS MEDICAL CARE US
                                          BETEILIGUNGSGESELLSCHAFT mbH, a German
                                          limited liability company

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          FRESENIUS MEDICAL CARE
                                          BETEILIGUNGSGESELLSCHAFT mbH, a German
                                          limited liability company

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

GUARANTORS:                                    FRESENIUS MEDICAL CARE US ZWEI
                                               BETEILIGUNGSGESELLSCHAFT mbH, a German limited
                                               liability company, formerly known as Gabriele
                                               41 Vermogensverwaltung GmbH

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          FRESENIUS MEDICAL CARE US DREI
                                          BETEILIGUNGSGESELLSCHAFT mbH, a German
                                          limited liability company

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

NEW REVOLVING LENDERS:

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

ADMINISTRATIVE AGENT:                          BANK OF AMERICA, N.A., as Administrative Agent

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                 Schedule 2.01

                REVOLVING COMMITMENTS AND COMMITMENT PERCENTAGES
                      to Revolving Loan Joinder Agreement

                                                                                  REVOLVING
                                                                 REVOLVING       COMMITMENT
REVOLVING LENDER                                                COMMITMENT       PERCENTAGE
----------------                                              ---------------   -------------
Totals:.....................................................  $750,000,000.00   100.000000000%

                                 Schedule 11.02
                      to Revolving Loan Joinder Agreement

                     NEW REVOLVING LENDER NOTICE ADDRESSES

                                   Exhibit L

                                   [FORM OF]
                    TRANCHE A-1 TERM LOAN JOINDER AGREEMENT

     THIS TRANCHE A-1 TERM LOAN JOINDER AGREEMENT (this "Agreement") dated as of December 10, 2004 to the Credit Agreement referenced below is by and among the Tranche A-1 Term Lenders identified on the signature pages hereto (the "Tranche A-1 Term Lenders"), FRESENIUS MEDICAL CARE HOLDINGS, INC., a New York corporation ("FMCH"), and FRESENIUS MEDICAL CARE AG, a German corporation ("FMCAG"; together with FMCH, each a "Tranche A-1 Term Loan Borrower" and, collectively, the "Tranche A-1 Term Loan Borrowers"), certain Subsidiaries and Affiliates of FMCAG, as Guarantors, and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the "Administrative Agent") for the Lenders. All of the defined terms of the Credit Agreement (as defined below) are incorporated herein by reference.

                              W I T N E S S E T H

     WHEREAS, there exists an Amended and Restated Credit Agreement dated as of February 21, 2003 (as amended and modified from time to time, the "Credit Agreement") among Fresenius Medical Care AG, a German corporation ("FMCAG"), Fresenius Medical Care Holdings, Inc., a New York corporation ("FMCH"), certain Subsidiaries and Affiliates of FMCAG identified therein, as borrowers and guarantors, the lenders identified therein and Bank of America, N.A., as Administrative Agent (the "Credit Agreement");

     WHEREAS, pursuant to Section 2.01(f-1) of the Credit Agreement, the Tranche A-1 Term Loan Borrowers have requested that the Tranche A-1 Term Lenders provide a Tranche A-1 Term Loan under the Credit Agreement; and

     WHEREAS, each Tranche A-1 Term Lender has agreed to make a portion of the Tranche A-1 Term Loan on the terms and conditions set forth herein and to become a "Tranche A-1 Term Lender" under the Credit Agreement in connection therewith;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. The initial Tranche A-1 Term Loan Commitments and Tranche A-1 Term Loan Commitment Percentages are set forth on Schedule 2.01 attached hereto. Further, Schedule 2.01 to the Credit Agreement is deemed amended to include the information on the Tranche A-1 Term Loan Commitments and the Tranche A-1 Term Loan Commitment Percentages provided on Schedule 2.01 attached hereto.

          2. Subject to the terms and conditions set forth herein, on the date hereof, each of the Tranche A-1 Term Lenders severally agrees to make its portion of the Tranche A-1 Term Loan (in the amount of its respective Tranche A-1 Term Loan Committed Amount as set forth on Schedule 2.01 attached hereto) consisting of an advance in Dollars in the aggregate principal amount of FOUR HUNDRED FIFTY MILLION DOLLARS ($450,000,000) consisting of a single advance to FMCAG in the amount of $245,000,000 and a single advance to FMCH in the amount of $205,000,000. The Tranche A-1 Term Loan may consist of Base Rate Loans, Eurocurrency Rate Loans or a combination thereof, as the applicable Borrower may request. Amounts repaid on the Tranche A-1 Term Loan may not be reborrowed.

          3. The Applicable Percentage for the Tranche A-1 Term Loan shall be as provided in the Credit Agreement.

          4. The Tranche A-1 Term Loan shall be payable in quarterly installments as provided in the Credit Agreement.

          5. Each Tranche A-1 Term Lender (a) represents and warrants that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) that makes or acquires loans in the ordinary course of business and that it will make or acquire Loans for its own account in the ordinary course of business; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 7.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (e) agrees that, as of the date hereof, such Tranche A-1 Term Lender shall (i) be a party to the Credit Agreement and the other Credit Documents, (ii) be a "Tranche A-1 Term Lender" for all purposes of the Credit Agreement and the other Credit Documents, (iii) perform all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a "Lender" and a "Tranche A-1 Term Lender" under the Credit Agreement, (iv) shall have the rights and obligations of a Lender and a Tranche A-1 Term Lender under the Credit Agreement and the other Credit Documents, (v) agrees to be bound by the Parallel Debt Agreement, as amended or modified from time to time, or any substantially similar agreement that creates an obligation of the Credit Parties (as debt acknowledgement or abstraktes Schuldanerkenntnis) in favor of the Collateral Agent under German Law (under which a parallel debt structure has been created with a view to certain Pledge Agreements) and (vi) ratifies and approves all acts previously taken by the Collateral Agent on such Tranche A-1 Term Lender's behalf (including the Collateral Agent acting as a proxy without power of attorney (Vertreter ohne Vertretungsmacht) in connection with any Pledge Agreement governed by German Law); and (f) agrees to waive the borrowing notice provisions of
     Section 2.02(a) of the Credit Agreement with respect to the advance of the Tranche A-1 Term Loan on the date hereof.

          6. Each of the Tranche A-1 Term Loan Borrowers and the Guarantors agrees that, as of the date hereof, each of the Tranche A-1 Term Lenders shall (i) be a party to the Credit Agreement and the other Credit Documents, (ii) be a "Lender" and a "Tranche A-1 Term Lender" for all purposes of the Credit Agreement and the other Credit Documents, and (iii) have the rights and obligations of a Lender and a Tranche A-1 Term Lender under the Credit Agreement and the other Credit Documents.

          7. The address of each Tranche A-1 Term Lender for purposes of all notices and other communications shall be as provided on Schedule 11.02 attached hereto, and Schedule 11.02 to the Credit Agreement is deemed amended to include the information on Schedule 11.02 attached hereto.

          8. This Agreement may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one contract. Delivery of an executed counterpart of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          9. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

BORROWERS AND GUARANTORS:                      FRESENIUS MEDICAL CARE AG, a German
                                               corporation, as a Borrower and as a Guarantor

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          FRESENIUS MEDICAL CARE HOLDINGS, INC.,
                                          a New York corporation, as a Borrower
                                          and as a Guarantor

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

GUARANTORS:                                    NATIONAL MEDICAL CARE, INC., a Delaware
                                               corporation

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          FRESENIUS MEDICAL CARE DEUTSCHLAND
                                          GmbH, a German corporation

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          FMC FINANCE II S.a.r.l., a private
                                          limited company (societe a
                                          responsabilite limitee) organized
                                          under the laws of Luxembourg

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          FMC TRUST FINANCE S.a.r.l. LUXEMBOURG,
                                          a private limited company (societe a
                                          responsabilite limitee) organized
                                          under the laws of Luxembourg

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          FMC TRUST FINANCE S.a.r.l.
                                          LUXEMBOURG-III, a private limited
                                          company (societe a responsabilite
                                          limitee) organized under the laws of
                                          Luxembourg

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

GUARANTORS:                                    BIO-MEDICAL APPLICATIONS MANAGEMENT COMPANY,
                                               INC., a Delaware corporation,
                                               BIO-MEDICAL APPLICATIONS OF ARIZONA, INC., a
                                               Delaware corporation,
                                               BIO-MEDICAL APPLICATIONS OF CALIFORNIA, INC.,
                                               a Delaware corporation,
                                               BIO-MEDICAL APPLICATIONS OF LOUISIANA, LLC, a
                                               Delaware limited liability company,
                                               BIO-MEDICAL APPLICATIONS OF MAINE, INC., a
                                               Delaware corporation,
                                               BIO-MEDICAL APPLICATIONS OF NEW MEXICO, INC.,
                                               a Delaware corporation,
                                               FMS NEW YORK, INC., a Delaware corporation
                                               formerly known as Bio-Medical Applications of
                                               New York, Inc.
                                               BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA,
                                               INC., a Delaware corporation,
                                               BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA,
                                               INC., a Delaware corporation,
                                               BIO-MEDICAL APPLICATIONS OF SOUTH CAROLINA,
                                               INC., a Delaware corporation,
                                               BIO-MEDICAL APPLICATIONS OF TEXAS, INC., a
                                               Delaware corporation,
                                               EVEREST HEALTHCARE HOLDINGS, INC., a Delaware
                                               corporation,
                                               FRESENIUS USA MANUFACTURING, INC., a Delaware
                                               corporation,
                                               FRESENIUS USA MARKETING, INC., a Delaware
                                               corporation,
                                               FRESENIUS USA, INC., a Massachusetts
                                               corporation,
                                               SPECTRA LABORATORIES, INC., a Nevada
                                               corporation

                                          By:
                                            ------------------------------------
                                            Name:
                                              Title:
                                                 for each of the foregoing

GUARANTORS:                                    NMC A, LLC, a Delaware limited liability
                                               company

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          FRESENIUS MEDICAL CARE US
                                          BETEILIGUNGSGESELLSCHAFT mbH, a German
                                          limited liability company

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          FRESENIUS MEDICAL CARE
                                          BETEILIGUNGSGESELLSCHAFT mbH, a German
                                          limited liability company

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

GUARANTORS:                                    FRESENIUS MEDICAL CARE US ZWEI
                                               BETEILIGUNGSGESELLSCHAFT mbH, a German limited
                                               liability company, formerly known as Gabriele
                                               41 Vermogensverwaltung GmbH

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          FRESENIUS MEDICAL CARE US DREI
                                          BETEILIGUNGSGESELLSCHAFT mbH, a German
                                          limited liability company

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

TRANCHE A-1 TERM LENDERS:

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

ADMINISTRATIVE AGENT:                          BANK OF AMERICA, N.A., as Administrative Agent

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                 Schedule 2.01
                   to Tranche A-1 Term Loan Joinder Agreement

          TRANCHE A-1 TERM LOAN COMMITMENTS AND COMMITMENT PERCENTAGES

-------------------------------------------------------------------------------------------------
                                                                                   TRANCHE A-1
                                                                TRANCHE A-1         TERM LOAN
                                                                 TERM LOAN          COMMITMENT
TRANCHE A-1 LENDER                                              COMMITMENT          PERCENTAGE
-------------------------------------------------------------------------------------------------
Totals:....................................................  [$450,000,000.00]    100.000000000%
-------------------------------------------------------------------------------------------------

                           CONSENT TO AMENDMENT NO. 3

Bank of America, N.A.,
as Administrative Agent
1455 Market Street
CA5-701-05-19
San Francisco, California 94103
Attn: Cassandra G. McCain, Agency Management

     Re: Credit Agreement dated as of February 21, 2003 (as amended and modified, the "Credit Agreement") among Fresenius Medical Care AG, Fresenius Medical Care Holdings, Inc., the other Borrowers, Guarantors and Lenders identified therein and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

          Amendment No. 3 dated December 10, 2004 (the "Subject Amendment") to the Credit Agreement.

Ladies and Gentlemen:

This should serve to confirm our receipt of, and consent to, the Subject Amendment. We hereby (i) authorize and direct you, as Administrative Agent for the Lenders, to enter into the Subject Amendment on our behalf in accordance with the terms of the Credit Agreement upon your receipt of such consent and direction from the Required Lenders, the requisite Revolving Lenders and the requisite Tranche A Term Lenders, and (ii) agree that the Borrowers and the other Credit Parties may rely on such authorization.

                                          Sincerely,

                                          --------------------------------------
                                                     [Name of Lender]

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title: